Hudson Pacific Properties, Inc. Announces First Quarter 2013 Financial Results

Los Angeles, CA, May 6, 2013—Hudson Pacific Properties, Inc. (the “Company”) (NYSE: HPP) today announced financial results for the first quarter ended March 31, 2013.

Financial Results

Funds From Operations (FFO) (excluding specified items) for the three months ended March 31, 2013 totaled $14.1 million, or $0.26 per diluted share, compared to FFO (excluding specified items) of $9.4 million, or $0.26 per share, a year ago. The specified items for the first quarter of 2013 consisted of an early lease termination payment from Bank of America relating to our 1455 Market Street property of $1.1 million (after the write-off of non-cash items), or $0.02 per diluted share, and a property tax reimbursement stemming from the reassessment of the Sunset Gower media and entertainment property of $0.8 million, or $0.01 per diluted share, all as detailed below. Specified items for the first quarter of 2012 consisted of expenses associated with the acquisitions of operating properties of $0.1 million, or $0.00 per diluted share. FFO including the specified items totaled $16.0 million, or $0.29 per diluted share, for the three months ended March 31, 2013, compared to $9.4 million, or $0.26 per share, a year ago.

The Company reported a net loss attributable to common stockholders of $2.9 million, or $(0.06) per diluted share, for the three months ended March 31, 2013, compared to net loss attributable to common shareholders of $2.6 million, or $(0.08) per diluted share, for the three months ended March 31, 2012.

“Our first quarter was highlighted by a very successful common stock offering and healthy leasing activity,” said Mr. Victor J. Coleman, Chairman and Chief Executive Officer of Hudson Pacific Properties, Inc. “During the quarter, we completed a public offering of 9.2 million shares of common stock, generating approximately $189.9 million of proceeds to support our growth objectives in 2013. Leasing activity during the quarter resulted in the execution of 212,178 square feet of new and renewal leases in the first quarter, including an expansion option exercised by Square, Inc. for an additional 81,354 square feet of space at 1455 Market Street, a 45,496 square-foot lease with Nordstrom, Inc. at 901 Market Street, and a 38,391 square foot lease with CashCall, Inc. at City Plaza to entirely backfill space leased to Kondaur Capital scheduled to expire in May of this year. This activity helped drive our stabilized office portfolio leased rate up to 94.5% as the end of the first quarter.”

First Quarter Highlights

•	FFO (excluding specified items) of $14.1 million, or $0.26 per diluted share, compared to $9.4 million, or $0.26 per share, a year ago;

•	Completed new and renewal leases totaling 212,178 square feet;

•	Stabilized office portfolio leased rate of 94.5% at March 31, 2013;

•
Completed the public offering of 9,200,000 shares of common stock (including the full exercise of the underwriters’ option to purchase additional shares) generating total proceeds of $189.9 million (before transaction costs);

•	Declared and paid quarterly dividend of $0.125 per common share; and

•	Declared and paid dividend of $0.52344 per share on 8.375% Series B Cumulative Preferred Stock.

Combined Operating Results For The Three Months Ended March 31, 2013

Total revenue during the quarter increased 29.2% to $49.4 million from $38.2 million for the same quarter a year ago. Total operating expenses increased 33.0% to $43.6 million from $32.8 million for the same quarter a year ago. As a result, income from operations increased 6.3% to $5.8 million for the first quarter of 2013, compared to income from operations of $5.5 million for the same quarter a year ago. The primary reasons for the increases in total revenue and total operating expenses are discussed below in connection with our segment operating results.

Interest expense during the first quarter increased 14.3% to $5.6 million, compared to interest expense of $4.9 million for the same quarter a year ago. At March 31, 2013, the Company had $530.0 million of notes payable, compared to $582.1 million as of December 31, 2012 and $361.1 million at March 31, 2012.

Segment Operating Results For The Three Months Ended March 31, 2013

Office Properties

Total revenue at the Company’s office properties increased 28.8% to $38.5 million from $29.9 million for the same quarter a year ago. The increase was primarily the result of a $6.3 million increase in rental revenue to $28.6 million, a $1.8 million increase in parking and other revenue to $3.9 million, and a $0.5 million increase in tenant recoveries to $5.9 million, largely resulting from the acquisition of office properties during the second, third and fourth quarters of 2012. The parking and other revenue increase also reflects the impact of an early lease termination payment received during the quarter from Bank of America at the Company’s 1455 Market Street property of approximately $1.1 million, or $0.02 per diluted share, including the write-off of the straight-line rent receivable and below market lease liability associated with this early termination.

Office property operating expenses increased 24.3% to $14.1 million from $11.4 million for the same quarter a year ago. The increase was primarily the result of office properties acquired during the second, third and fourth quarters of 2012.

At March 31, 2013, the Company’s stabilized office portfolio was 94.5% leased. During the quarter, the Company executed 16 new and renewal leases totaling 212,178 square feet.

Media and Entertainment Properties

Total revenue at the Company’s media and entertainment properties increased 30.5% to $10.9 million from $8.4 million for the same quarter a year ago. The increase was primarily the result of a $1.9 million increase in other property-related revenue to $4.5 million, a $0.3 million increase in rental revenue to $5.8 million, and a $0.2 million increase in other revenue to $0.2 million resulting from higher occupancy and stronger production activity.

Total media and entertainment operating expenses increased 16.7% to $5.6 million from $4.8 million for the same quarter a year ago, primarily resulting from higher production activity and occupancy compared to the same quarter a year ago. The increase in operating expenses was partially offset by $0.8 million of property tax reimbursement stemming from the reassessment of the Company’s Sunset Gower media and entertainment property resulting from the Company’s initial public offering and attributable to prior-year property taxes. As a result of this reassessment, the Company expects an on-going property tax savings of approximately $0.3 million per annum compared to property taxes incurred in 2012.

As of March 31, 2013, the trailing 12-month occupancy for the Company’s media and entertainment portfolio increased to 74.1% from 69.2% for the trailing 12-month period ended March 31, 2012.

Balance Sheet

At March 31, 2013, the Company had total assets of $1.7 billion, including unrestricted cash and cash equivalents of $141.6 million. At March 31, 2013, the Company had total capacity of approximately $203.8 million on its unsecured credit facility, of which nothing had been drawn.

Offerings

On February 12, 2013, the Company completed the public offering of 8,000,000 shares of common stock and the exercise of the underwriters’ option to purchase an additional 1,200,000 shares of our common stock at the public offering price of $21.50 per share. Total proceeds from the public offering, after underwriters’ discount, were approximately $189.9 million (before transaction costs). The Company contributed the net proceeds to its operating partnership, which then used $60.0 million of the net proceeds to fully repay the outstanding balance under its unsecured revolving credit facility. The operating partnership intends to use the remaining proceeds to fund development or redevelopment activities, fund potential acquisition opportunities, and for general corporate purposes.

Leasing Activities

On February 20, 2013, the Company announced that a current tenant, Square Inc., exercised its option to lease an additional 81,354 square feet of space at the Company’s 1455 Market Street property in San Francisco. In connection with exercise of its option, Square Inc. also increased the square footage under its lease by an additional 5,060 square feet. In November 2012, Square Inc. signed a lease encompassing 246,078 square feet of initial occupancy at 1455 Market Street, with the 81,354 square-foot expansion option. The exercise of this option and expansion brings Square Inc.’s lease at 1455 Market to a total of 332,492 square feet of occupancy. 181,805 square feet commenced in March, 2013, 20,801 square feet commenced in April, 2013, and the remaining 129,886 square feet is scheduled for commencement in early 2014.

On March 29, 2013, the Company signed a 45,496 square-foot lease with Nordstrom, Inc. for a term of 10 years at its 901 Market Street property in San Francisco, encompassing a portion of the ground floor and entire second floor. This lease is scheduled to commence with the opening of the store for business in the first quarter of 2014.

On March 18, 2013, the Company signed an expansion lease at its City Plaza property with CashCall Inc. for an additional 38,391 square feet scheduled to commence in June 2013. This expansion brings CashCall’s total leased square footage at City Plaza to a total of 163,329 square feet and entirely backfills space leased to Kondaur Capital scheduled to expire in May of this year.

Dividend

The Company’s Board of Directors declared a dividend on its common stock of $0.125 per share and on its 8.375% Series B Cumulative Preferred Stock of $0.52344 per share for the first quarter of 2013. Both dividends were paid on April 1, 2013 to stockholders of record on March 20, 2013.

2013 Outlook

The Company is reaffirming full-year 2012 FFO guidance in the range of $0.90 to $0.94 per diluted share (excluding specified items). This guidance reflects the February 2013 common stock offering and leasing activity referenced in this release and all previously announced acquisitions, including the anticipated contribution of the Pinnacle II building (but excludes acquisition-related expenses associated with that acquisition). This guidance also reflects the Company’s FFO for the first quarter ended March 31, 2013 of $0.26 per diluted share (excluding specified items). Importantly, our guidance reflects the anticipated expiration of our lease for the production of the Showtime series, Dexter, and management's current expectations regarding a corresponding temporary decrease in net income from operations in our media and entertainment segment on account of that expiration. As is always the case, the Company’s guidance does not reflect or attempt to anticipate any impact to FFO from speculative acquisitions. The full-year 2013 FFO estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this release, but otherwise exclude any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital market activity, or similar matters.

Supplemental Information

Supplemental financial information regarding the Company’s first quarter 2013 results may be found in the Investor Relations section of the Company’s Web site at www.hudsonpacificproperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will conduct a conference call to discuss the results at 1:30 p.m. PT / 4:30 p.m. ET. To participate in the event by telephone, please dial (877) 407-0784 five to 10 minutes prior to the start time (to allow time for registration) and use conference ID 412348. International callers should dial (201) 689-8560 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.hudsonpacificproperties.com. A replay of the call will also be available for 90 days on the Company’s Web site. For those unable to participate during the live broadcast, a replay will be available beginning May 6, at 4:30 p.m. PT / 7:30 p.m. ET, through May 13, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (877) 870-5176 and use passcode 412348. International callers should dial (858) 384-5517 and enter the same conference ID number.

Use of Non-GAAP Information

The Company calculates funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above/below market lease intangible assets and liabilities and amortization of deferred financing costs and debt discounts/premium) and after adjustments for unconsolidated partnerships and joint ventures. The Company uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance. FFO should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California. The Company’s strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets, including Los Angeles, Orange County, San Diego and San Francisco. The Company’s portfolio currently consists of approximately 5.5 million square feet, not including undeveloped land that the Company believes can support an additional 2.0 million square feet. The Company has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Hudson Pacific Properties is a component of the Russell 2000® and the Russell 3000® indices. For additional information, please visit www.hudsonpacificproperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Investor Contact:

Hudson Pacific Properties, Inc.
Mark Lammas
Chief Financial Officer
(310) 445-5700

or

Investor / Media Contact:

Addo Communications, Inc.
Lasse Glassen
(310) 829-5400
lasseg@addocommunications.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc. Consolidated Balance Sheets (In thousands, except share data)

	March 31, 2013	December 31, 2012
ASSETS	(Unaudited)	Audited
REAL ESTATE ASSETS
Land	$493,211	$493,211
Building and improvements	869,409	867,268
Tenant improvements	80,272	79,966
Furniture and fixtures	14,354	11,548
Property under development	30,015	23,962
Total real estate held for investment	1,487,261	1,475,955
Accumulated depreciation and amortization	(90,782)	(85,184)
Investment in real estate, net	1,396,479	1,390,771
Cash and cash equivalents	141,562	18,904
Restricted cash	14,321	14,322
Accounts receivable, net	13,925	12,442
Notes receivable	4,000	4,000
Straight-line rent receivables	15,612	14,165
Deferred leasing costs and lease intangibles, net	81,729	83,498
Deferred finance costs, net	7,553	8,175
Interest rate contracts	64	71
Goodwill	8,754	8,754
Prepaid expenses and other assets	3,330	4,588
TOTAL ASSETS	$1,687,329	$1,559,690

LIABILITIES AND EQUITY
Notes payable	$530,023	$582,085
Accounts payable and accrued liabilities	21,696	18,833
Below-market leases	29,351	31,560
Security deposits	6,262	5,997
Prepaid rent	9,216	11,518
TOTAL LIABILITIES	596,548	649,993

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at March 31, 2013 and December 31, 2012, respectively	145,000	145,000
Common Stock, $0.01 par value, 490,000,000 authorized, 56,698,156 shares and 47,496,732 shares outstanding at March 31, 2013 and December 31, 2012, respectively	567	475
Additional paid-in capital	910,792	726,605
Accumulated other comprehensive loss	(1,271)	(1,287)
Accumulated deficit	(33,373)	(30,580)
Total Hudson Pacific Properties, Inc. stockholders’ equity	1,021,715	840,213
Non-controlling interest—members in Consolidated Entities	1,470	1,460
Non-controlling common units in the Operating Partnership	55,121	55,549
TOTAL EQUITY	1,078,306	897,222
TOTAL LIABILITIES AND EQUITY	$1,687,329	$1,559,690

Hudson Pacific Properties, Inc.
Combined Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,

	2013	2012
Revenues
Office
Rental	$28,648	$22,380
Tenant recoveries	5,882	5,374
Parking and other	3,938	2,114
Total office revenues	38,468	29,868

Media & entertainment
Rental	5,768	5,451
Tenant recoveries	418	248
Other property-related revenue	4,490	2,624
Other	236	40
Total media & entertainment revenues	10,912	8,363

Total revenues	49,380	38,231

Operating expenses
Office operating expenses	14,114	11,356
Media & entertainment operating expenses	5,568	4,770
General and administrative	4,989	4,514
Depreciation and amortization	18,905	12,132
Total operating expenses	43,576	32,772

Income from operations	5,804	5,459

Other expense (income)
Interest expense	5,592	4,891
Interest income	(150)	(5)
Acquisition-related expenses	—	61
Other expenses	45	44
	5,487	4,991

Net income	$317	$468

Net income attributable to preferred stock and units	(3,231)	(3,231)
Net income attributable to restricted shares	(79)	(78)
Net income attributable to non-controlling interest in Consolidated Entities	(10)	—
Net loss attributable to common units in the Operating Partnership	131	203
Net loss attributable to Hudson Pacific Properties, Inc. common stockholders	$(2,872)	$(2,638)
Net loss attributable to common stockholders’ per share—basic and diluted	$(0.06)	$(0.08)
Weighted average shares of common stock outstanding—basic and diluted	52,184,280	33,320,450
Dividends declared per share of common stock	$0.125	$0.125

Hudson Pacific Properties, Inc.
Funds From Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Reconciliation of net loss to Funds From Operations (FFO):
Net (loss) income	$317	$468
Adjustments:
Depreciation and amortization of real estate assets	18,905	12,132
Less: Net loss (income) attributable to non-controlling interest in Consolidated Entities	(35)	—
Less: Net income attributable to preferred stock and units	(3,231)	(3,231)
FFO to common shareholders and unit holders	$15,956	$9,369
Specified items impacting FFO:
Acquisition-related expenses	—	61
Property tax savings	(797)	—
Lease termination revenue	(1,082)	—
FFO (excluding specified items) to common shareholders and unit holders	$14,077	$9,430

Weighted average common stock/units outstanding—diluted	55,196	36,454
FFO per common stock/unit—diluted	$0.29	$0.26
FFO (excluding specified items) per common stock/unit—diluted	$0.26	$0.26